UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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Enpath Medical, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Enpath Medical, Inc.

15301 Highway 55 West

Plymouth, Minnesota 55447

(763) 559-2613

NOTICE AND PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 27, 2006

NOTICE

To the Holders of Common Stock of Enpath Medical, Inc.:

The Annual Meeting of Shareholders of Enpath Medical, Inc. (the “Company”) will be held at the Radisson Hotel & Conference Center, 3131 Campus Drive, Plymouth, Minnesota 55441, on Thursday, April 27, 2006 at 3:45 p.m. Minneapolis time, for the following purposes:

1.               To elect seven directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected;

2.               To amend the Enpath Medical, Inc. 1999 Incentive Stock Option Plan to increase the number of shares of common stock authorized for issuance thereunder by 200,000, from 900,000 shares to 1,100,000 shares;

3.               To amend the Enpath Medical, Inc. 1999 Non-Employee Director and Medical Advisory Board Stock Option Plan to change the automatic grant provisions for non-employee directors;

4.               To ratify the appointment of McGladrey & Pullen, LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006; and

5.               To consider and act on such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Company’s Board of Directors has fixed the close of business on March 15, 2006 as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting and any adjournment or postponements thereof.

By Order of the Board of Directors

Michael D. Erdmann
Secretary

March 22, 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE,

DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED

ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES.

Enpath Medical, Inc.

PROXY STATEMENT

TABLE OF CONTENTS

GENERAL INFORMATION
Annual Meeting of Shareholders
Solicitation and Revocation of Proxies
Voting
Quorum and Voting Requirements

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

CORPORATE GOVERNANCE AND BOARD MATTERS
General
Meeting Attendance, Director Independence, Board Committees
Selection of Nominees for this 2006 Annual Meeting
Director Nominations
Remuneration of Members of the Board of Directors
Code of Ethics and Business Conduct
Report of the Audit Committee

PROPOSAL ONE: ELECTION OF DIRECTORS
Information Regarding Election of Directors
Nominees for Election to Board of Directors

PROPOSAL TWO: AMENDMENT TO 1999 INCENTIVE STOCK OPTION PLAN
General Information
Proposed Amendment to the Plan
Summary of the Plan
Certain Benefits
Registration with Securities and Exchange Commission
Where You Can Obtain More Information

PROPOSAL THREE: AMENDMENTS TO THE 1999 NON-EMPLOYEE DIRECTOR AND MEDICAL ADVISORY BOARD STOCK OPTION PLAN
General Information
Proposed Amendments to the Director Plan
Summary of the Director Plan
Certain Benefits
Where You Can Obtain More Information

PROPOSAL FOUR: APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Information Regarding the Independent Registered Public Accountants
Principal Accountant Fees and Services

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Executive Officers of the Company
Executive Compensation
Other Information Regarding Equity Compensation Plans
Comparative Stock Performance
Employment Agreements
Report of the Compensation Committee

i

Section 16(a) Beneficial Ownership Reporting Compliance

OTHER INFORMATION
Annual Report
Proposals of Shareholders
Contacting the Board of Directors
Other Matters

Enpath Medical, Inc.

15301 Highway 55 West

Plymouth, Minnesota 55447

(763) 559-2613

PROXY STATEMENT

GENERAL INFORMATION

Annual Meeting of Shareholders

This Proxy Statement is furnished to shareholders of Enpath Medical, Inc., a Minnesota corporation (“Enpath” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Thursday, April 27, 2006 at 3:45 p.m. Minneapolis time, at the Radisson Hotel & Conference Center, 3131 Campus Drive, Plymouth, Minnesota 55441, and at any adjournment or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of proxy were first mailed to shareholders of the Company on or about March 22, 2006.

Solicitation and Revocation of Proxies

The Company will pay the costs and expenses of solicitation of proxies. In addition to the use of the mails, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, but such persons will not be specifically compensated for such services. We have engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $7,000 in the aggregate.

Any shareholder giving a proxy in the enclosed form may revoke it before it is exercised either by submitting a new proxy bearing a date later than any prior proxy or by attending the Meeting in person and completing a ballot at the Meeting.

Voting

Only shareholders of record at the close of business on March 15, 2006 are entitled to vote at the Annual Meeting. On that date there were outstanding 6,126,185 shares of the Company’s common stock, $.01 par value per share. Each holder of common stock is entitled to one vote for each share held.

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. If you withhold authority to vote for the election of one of the directors, it has the same effect as a vote against that director. You may vote “FOR,” “AGAINST” or “ABSTAIN” on any other proposal. If you abstain from voting on any of the other proposals, it has the same effect as a vote against the proposal.

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a broker non-vote). Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are counted toward determining whether a quorum is present at the Meeting, but will not be counted toward determining if the holders of a majority of the common stock present have voted affirmatively.

All shares represented by timely, valid and unrevoked proxies will be voted at the Annual Meeting in accordance with the specifications indicated thereon. If no specification is indicated on a proxy, the proxy will be voted FOR each of the director nominees named in Proposal 1 and FOR Proposals 2, 3 and 4 described herein.

Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of shares of the Company’s common stock. Additionally, in order to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Quorum and Voting Requirements

A quorum, consisting of the holders of a majority of common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting.

Under Proposal 1, each director nominee will be elected if approved by the affirmative vote of the holders of a plurality of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. Proposals 2, 3 and 4 presented to the Company’s shareholders at this Annual Meeting will be approved by the affirmative vote of the holders of the greater of (a) a majority of the Company’s common stock present at the Annual Meeting, either in person or by proxy, and entitled to vote on that proposal or (b) the majority of the minimum number of shares of common stock of the Company which would constitute a quorum for transacting business at the Annual Meeting of Shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 15, 2006 with respect to the Company’s common stock beneficially owned by (i) each director and director nominee, (ii) each person known to the Company to beneficially own more than five percent of the Company’s common stock, (iii) each of the Company’s executive officers named in the Summary Compensation Table (the “Named Executive Officers”), and  (iv) all executive officers and directors as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1) (2)(3)		Percentage of Outstanding Shares(2)
Wasatch Advisors, Inc. 150 Social Hall Avenue Salt Lake City, UT 84111	787,335	(4)	12.9%

Kairos Partners II Limited Partnership (5) 600 Longwater Drive, Suite 204 Norwalk, MA 02061	313,052		5.1%

John C. Hertig (6) (7)	0		*

James D. Hartman (6) (7)	210,560	(8)	3.4%

Thomas L. Auth (6)	92,667		1.5%

Michael D. Dale (6)	27,000		*

Albert Emola (6)	15,667		*

Richard F. Sauter (6)	53,400		*

Richard T. Schwarz (6)	334	(9)	*

Michael D. Erdmann (7)	45,163		*

Mark C. Kraus (7)	107,115		1.7%

James L. Mellor (7)	45,000		*

James M. Reed (7)	20,656		*

All Executive Officers and Directors as a Group (13 persons)	617,562		9.5%

* Less than 1%

(1)          Unless noted, each person or group identified possesses sole voting and investment power with respect to such shares.

(2)          Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person.

(3)          Includes the following number of shares which could be purchased under stock options exercisable within sixty (60) days of March 15, 2006: Mr. Hartman, 82,500 shares; Mr. Auth, 34,167 shares; Mr. Dale, 27,000 shares; Mr. Emola, 15,667 shares; Mr. Sauter, 47,000 shares; Mr. Schwarz, 334 shares; Mr. Erdmann, 23,000 shares; Mr. Kraus, 85,000 shares; Mr. Mellor, 45,000 shares; Mr. Reed, 18,000 shares; and all executive officers and directors as a group, 377,668 shares.

(4)          Based on the Schedule 13 G/A filed with the SEC by Wasatch Advisors, Inc. on February 14, 2006.

(5)          Based on the Schedule 13G filed with the SEC by Kairos Partners II Limited Partnership on May 10, 2004.

(6)          Serves as a director of the Company and has been nominated for re-election.

(7)          Named Executive Officer.

(8)          Includes 5,000 shares that Mr. Hartman owns jointly with his daughter, for which he shares voting and investment control, and 500 shares owned by Mr. Hartman’s spouse, over which she exercises sole voting and investment control.

CORPORATE GOVERNANCE AND BOARD MATTERS

General

Our Board of Directors is committed to sound and effective corporate governance practices. We continue to review our governance policies and practices, as well as the provisions of the Sarbanes-Oxley Act of 2002, the current and proposed rules of the Securities and Exchange Commission (“SEC”) and the listing standards of The Nasdaq Stock Market® (“Nasdaq”) in order to ensure compliance with the rules and regulations applicable to the Company. We make our governance charters, policies and procedures available to the public on our website at www.enpathmedical.com by following the link for “Investors” and then “Company Leadership” or by written request sent to our Investor Relations Department at:

Enpath Medical, Inc.

Investor Relations Department

15301 Highway 55 West

Plymouth, Minnesota 55447

investorrelations@enpathmed.com

Meeting Attendance, Director Independence, Board Committees

Meeting Attendance

Our Board of Directors meets regularly during the year to review matters affecting our Company and to act on matters requiring Board approval. Each of our directors is expected to make a reasonable effort to attend all meetings of the Board, applicable committee meetings and our annual meeting of shareholders. During 2005, the Board of Directors met five times and each of the directors attended at least 75% of the meetings of the Board and committees on which he served. All of our directors attended our 2005 Annual Meeting of Shareholders.

Director Independence

In March 2006, the Board of Directors reviewed the independence of its directors the Nasdaq Marketplace Rules. As part of that process, the Board of Directors reviewed and considered facts and circumstances relevant to the independence of each of the Company’s directors. Based upon this review, the Board of Directors has determined that, with the exception of John C. Hertig, the Company’s Chief Executive Officer, and James D. Hartman, the Company’s Chairman and Chief Financial Officer, each is “independent” under Nasdaq Marketplace Rules.

Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee and a Governance/Nominating Committee. The composition and function of each committee is set forth below:

Director	Audit	Compensation	Governance/ Nominating
James D. Hartman
John C. Hertig
Thomas L. Auth	X	Chair	X
Michael D. Dale		X	X
Albert Emola	X		X
Trevor O. Jones (2005)		X	X
Richard F. Sauter	Chair		X
Richard T. Schwartz (2006)		X	X

Audit Committee. The Committee acts under a written charter first adopted and approved by the Board of Directors on June 29, 2000 and amended through March 22, 2004. The Audit Committee oversees the Company’s internal control structure and financial reporting activities, reviews the scope of the annual audit, reviews non-audit services performed by auditors to determine and maintain auditor independence, selects the Company’s independent registered public accounting firm, reviews the Company’s audited financial statements prior to release to the public and conducts discussions with the Company’s independent auditors each quarter in connection with their quarterly review. McGladrey & Pullen, LLP, the Company’s independent public accountants, reports directly to the Audit Committee. Each member of the Audit Committee is “independent” as defined by Nasdaq Marketplace Rules and rules of the Securities and Exchange Commission. Further, the Company’s Board of Directors has reviewed the education, experience and other qualifications of each of the members of its Audit Committee. After review, the Board of Directors has determined that Thomas L. Auth meets the Securities and Exchange Commission definition of an “audit committee financial expert.”  The Audit Committee met four times during 2005. The report of the Audit Committee is found on page 6.

Compensation Committee. Among other duties, the Compensation Committee reviews compensation of the Company’s officers for fairness and competitiveness, determines the necessity for, and content of, any officer employment contracts, advises and recommends incentives in the form of overall corporate bonus plans and determines bonuses and grants of stock options for the Company’s officers, and reviews the performance of the Company’s Chief Executive Officer. The Compensation Committee also has the authority to make awards under, and adopt and alter administrative rules and practices governing the Company’s benefits plans, including the Company’s stock option plans. The Compensation Committee met once during 2005. Each member of the Compensation Committee is “independent” under Nasdaq Marketplace Rules. The report of the Compensation Committee is found on page 21.

Governance/Nominating Committee. The Governance/Nominating Committee is responsible for reviewing the size and composition of the Board, identifying individuals qualified to become Board members, recommending to the Board of directors nominees to be elected at the annual meeting of shareholders, reviewing the size and composition of Board committees, facilitating Board self-assessment and reviewing and advising regarding strategic direction and strategic management. The Committee operates under a written charter adopted by the Board of Directors on April 29, 2004 and is available at www.enpathmedical.com following the link for “Investors” and then “Company Leadership.”  Each member of the Governance/Nominating Committee is “independent” under Nasdaq Marketplace Rules.

Selection of Nominees for this 2006 Annual Meeting

The Governance/Nominating Committee selected the nominees for this 2006 Annual Meeting in February 2006. All nominees for election at this 2006 Annual Meeting were elected by shareholders at the Company’s 2005 Annual Meeting of Shareholders, except for Messrs. Hertig and Schwarz. Mr. Hertig was appointed to the Board of Directors in connection with his employment as the Company’s Chief Executive Officer and he was identified as a candidate for Chief Executive Officer by a third-party search firm. Mr. Schwarz was recommended to the Governance/Nominating Committee by BIOMEC Inc. and by Trevor O. Jones as a replacement for Mr. Jones who resigned from the Board in February 2006. The Company may, from time to time, engage a third-party search firm to assist the Company in identifying potential director candidates for which it may pay a fee.

Director Nominations

Our Governance/Nominating Committee is the standing committee responsible for considering and approving the nominees for election as directors at our annual meetings of shareholders.   The Committee believes that a nominee should possess the highest level of professional and personal ethics and values, be free of any material conflict of interest with respect to board service, have broad experience at the policy-making level, have the ability to provide insight and practical wisdom based on experience and expertise, be independent as defined in Nasdaq Rule 4200(a)(15), be able to understand and relate to the culture of the Company, have sufficient time to properly discharge the duties associated with serving as a director, and have experience and knowledge that will enhance or maintain a diversity of business background among board members.

In addition, the Committee believes that certain specific qualities or skills are necessary for one or more of the Company’s directors to possess. These include, among others, experience with publicly held companies, an understanding and background in corporate management, experience in delegation of duties, accounting experience, financial experience, legal experience, marketing experience, understanding of the medical device industry, and background and experience necessary to qualify as an “audit committee financial expert” as defined by the Securities and Exchange Commission.

Although we have never received a submission in the past, the Governance/Nominating Committee will consider qualified candidates for director that are submitted by our shareholders. Shareholders can submit qualified candidates, together with appropriate biographical information of the candidate, to the Governance/Nominating Committee at Enpath Medical, Inc., 15301 Highway 55 West, Plymouth, Minnesota 55447. Submissions will be forwarded to the Governance/Nominating Committee for review and consideration. Any shareholder desiring to submit a director candidate for consideration at our 2007 Annual Meeting must ensure that the submission is received by the Company no later than December 1, 2006 in order to provide adequate time for the Company’s Governance/Nominating Committee to properly consider the candidate.

Remuneration of Members of the Board of Directors

Prior to 2006, members of the Board of Directors received $500 for each regular Board meeting attended and $250 for each Board update meeting or Committee meeting attended that was not a part of a regular or special Board meeting. In addition to receiving cash compensation for attending meetings, each non-employee director was periodically granted stock options under the shareholder-approved 1999 Non-Employee Director and Medical Advisory Board Stock Option Plan (the “Director Plan”).

Under the terms of the Director Plan, each non-employee director is granted an option to purchase 15,000 shares of common stock upon initial election to the Board of Directors. If the non-employee director continues to serve as a member of the Board of Directors, the non-employee director is granted an option to purchase 18,000 shares of common stock on the third anniversary of the date of the initial option grant and is granted an option to purchase 21,000 shares of common stock each third anniversary thereafter. The exercise price of options granted under the Director Plan is 100% of the fair market value of the common stock on the date of grant and the term of the option is eight years. Each option vests and becomes exercisable in three equal installments, with one-third of the shares underlying the option vesting as of the date of grant and one-third of the shares underlying the option vesting on the anniversary of the date of grant each of the next two years, if the non-employee director is re-elected to the Board. Options granted to non-employee directors may become fully vested under certain circumstances constituting a change in control of the Company. The Director Plan was approved by shareholders on April 27, 2000. In 2005, the Company granted 29,500 stock options to its non-employee directors under the Director Plan.

Beginning in 2006, members of the Board of Directors will begin receiving the following cash compensation amounts:

•                  $6,000 per year retainer paid quarterly

•                  Additional compensation:

•                  $2,000 per year for Audit Committee chair

•                  $2,000 per year for Board chair if not insider

•                  $1,000 per year for Compensation Committee chair

•                  $500 for each quarterly Board meeting attended/$250 if phone-in participation

•                  $250 for each committee meeting or mid-quarter Board meeting attended

In addition, as discussed below in Proposal 3, subject to shareholder approval, we will grant to each Board member who is elected at the shareholder meeting a stock option grant under the Director Plan to purchase 5,000 shares of stock at the market price on the date of grant which will be the close of business on the Monday following the annual shareholder meeting. The option will vest 330 days following grant date if the recipient remains a Board member on that date. Each option will have a term of eight years.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct applicable to all of the Company’s officers, directors, employees and consultants that establishes guidelines for professional and ethical conduct in the workplace.  The Code also contains a special set of guidelines applicable to the Company’s senior financial officers, including the chief executive officer, principal financial officer and others involved in the preparation of the Company’s financial reports, that are intended to promote the ethical handling of conflicts of interest, full and fair disclosure in periodic reports filed by the Company and compliance with laws, rules and regulations concerning such periodic reporting. A copy of the Code of Ethics and Business Conduct is available on our website at www.enpathmedical.com following the link for “Investors” and then “Company Leadership.”

Report of the Audit Committee

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s financial reporting system by overseeing and monitoring management’s and the independent registered public accounting firm’s participation in the financial reporting process.

Four full meetings were held between the Audit Committee and its independent certified public accounting firm, McGladrey & Pullen, LLP, one at the end of each quarter to discuss with McGladrey & Pullen, LLP their findings and procedures relative to the quarterly reviews and annual audit performed by McGladrey & Pullen, LLP. These meetings were designed to facilitate and encourage communication between the Audit Committee and McGladrey & Pullen, LLP. Additionally, Mr. Sauter reviewed and approved the overall year-end audit plan from McGladrey & Pullen, LLP prior to the start of the audit.

In this context, the Audit Committee has reviewed and discussed with management and with McGladrey & Pullen, LLP the audited financial statements. The Audit Committee has discussed with McGladrey & Pullen, LLP the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, as amended by SAS 89 and SAS 90 (Audit Committee Communications). In addition, the Audit Committee has received from McGladrey & Pullen, LLP the written disclosures required by Independence Standards Board No. 1 (independence discussions with Audit Committees) and discussed with McGladrey & Pullen, LLP its independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2005, for filing with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Richard F. Sauter, Chairman
Thomas L. Auth
Albert Emola

PROPOSAL ONE:
ELECTION OF DIRECTORS

Information Regarding Election of Directors

Seven directors are to be elected at this Annual Meeting to serve until the next Annual Meeting of Shareholders or until their successors have been elected and qualified.

The seven nominees listed below, five of whom were elected to serve as directors of the Company at the 2005 Annual Meeting and have consented to being named as a nominee this year, were considered by and approved for nomination by the Governance/Nominating Committee. Pursuant to the terms of the Asset Purchase Agreement signed by the Company in connection with its acquisition of the assets of BIOMEC Cardiovascular Inc. in October 2003, as subsequently amended, the Company is required to nominate and solicit proxies for the Chairman of BIOMEC Inc. or such other individual as BIOMEC and Enpath agree, so long as BIOMEC and its affiliates own at least 5% of the Company’s outstanding common stock. BIOMEC and its affiliates currently own more than 5% of the Company’s outstanding common stock. Trevor O. Jones has been the BIOMEC representative to the Board since the Company’s acquisition of BIOMEC Cardiovascular in October 2003. Mr. Jones resigned from the Board on February 16, 2006 for personal reasons. Richard T. Schwarz is the current nominee of BIOMEC.

The Board of Directors believes that, if elected, all of the nominees would be able to serve as a director. It is the intention of the individuals named as proxies to vote “FOR” each nominee (unless otherwise directed). If any nominee is unable to serve as a director, it is the intention of the individuals named as proxies to vote for the election of such person or persons as the Board of Directors may, in its discretion, recommend. Information regarding the persons nominated for election follows.

Nominees for Election to Board of Directors

John C. Hertig, age 54, joined Enpath Medical as Chief Executive Officer effective January 16, 2006 and was elected to the Board of Directors at the February 2006 Board of Directors meeting. Mr. Hertig brings over 25 years of medical device executive level expertise, including strategic planning and capital-raising, to a variety of healthcare companies. From 1998 to 2001, Mr. Hertig served as the Chief Executive Officer of MedSource Technologies, Inc., an integrated medical device design and manufacturing services company. Prior to his tenure with MedSource Technologies, Mr. Hertig was the President of SIMS Level 1, Inc., an intravenous fluid and blood warming medical device company. Before SIMS, Mr. Hertig was the Vice President/General Manager of the Medical Device Division of Ohmeda, Inc., where he was responsible for three medical device product lines including vascular access specialty catheters, disposable cardiac pressure transducers and peripheral I.V. catheters, with annual worldwide sales totaling more than $180 million. Mr. Hertig also served in a variety of roles of escalating responsibility, including Corporate Vice President of Operations at McGaw, Inc., which manufactures pharmaceutical and disposable medical devices for hospitals and home care. Mr. Hertig also served as the first President of Central Admixture Pharmacy Services, Inc., a successful startup division of McGaw providing a unique intravenous solutions admixture service to hospital pharmacies.

James D. Hartman, age 60, has been a director of the Company since 1991 and has served as Chairman of the Board of Directors since October 2003. In addition to being Chairman of the Board, Mr. Hartman was the Company’s Chief Executive Officer from February 1996 until his retirement from that position on January 16, 2006. He has served as the Company’s  Chief Financial Officer since 1991 and will relinquish that position when he retires from full-time employment on April 28, 2005. He served as President of the Company from February 1995 through October 2003, was the Company’s Secretary from March 1991 through October 2003, and served as Executive Vice President of the Company from April 1993 until February 1995. Prior to joining the Company in 1991, Mr. Hartman was Vice President — Finance for Viking Electric Supply, Inc., a distributor of electrical supplies and tools based in the Minneapolis, Minnesota area.

Richard F. Sauter, age 64, became a director of the Company in March 1992. Mr. Sauter retired from the University of St. Thomas in 2002 and holds the title of Professor Emeritus from that institution. From September 1990 until August 2002, he was a Professor of Marketing at St. Thomas. From April 1974 until March 1990, Mr. Sauter served in various positions at Medtronic, Inc., a medical device manufacturer located in Minneapolis, Minnesota, most recently as Corporate Vice President of New Ventures.

Thomas L. Auth, age 61, became a director of the Company in October 1999. Mr. Auth is a private investor and the owner and Chief Executive Officer of Vomela Specialty Company, a graphics design and manufacturing company. Mr. Auth was the Chief Executive Officer and a director of ITI Technologies, Inc., a publicly held company, from 1981 until May 2000. ITI was a leading designer and manufacturer of electronic security products. In May 2000, ITI merged with SLC Technologies, Inc. to form a new publicly held company, Interlogix, Inc. and Mr. Auth served as Chairman of the Board of

Directors of Interlogix, until February 2002 when Interlogix was acquired by the General Electric Company. Mr. Auth currently serves on the boards of several privately held companies. Mr. Auth is also a certified public accountant but does not currently hold an active license to practice.

Michael D. Dale, age 46, became a director of the Company in January 2002. Mr. Dale was appointed President and Chief Executive Officer of ATS Medical, Inc., a medical device manufacturer, in October of 2002. Previously, Mr. Dale worked for Endocardial Solutions, Inc. from December 1998 until October 2002 as Vice President of Sales and Marketing. From October 1996 until joining Endocardial, Mr. Dale was Vice President of Global Sales for Cyberonics, Inc., a medical device company, and additionally as managing director of Cyberonics Europe, S.A. From July 1988 until October 1996, Mr. Dale served in several capacities at St. Jude Medical, Inc., most recently as the Business Unit Director for St. Jude Medical Europe.

Albert Emola, age 55, has been a director of the Company since January 2003. Mr. Emola is currently President and CEO of StentTech, Inc., a designer, developer and marketer of specialty stent products. Mr. Emola served as President and Chief Executive Officer of Vital Images, Inc., a manufacturer of 3-D medical imaging software, from December 1999 until February 2002. From August 1994 to January 1999, Mr. Emola served as President and Chief Executive Officer of Flexmedics Corporation, a designer and manufacturer of nitinol-based medical products. From May 1991 until August 1994, Mr. Emola served as a consultant to start-up medical companies requiring broad-based strategic direction. From 1976 to 1991, Mr. Emola served in marketing, strategic planning and business development roles at St. Jude Medical, Inc., American Hospital Supply Corporation and Bristol Myers, Inc.

Richard T. Schwarz, age 54 has been a director of the Company since February 2006. Richard T. Schwarz has been a limited partner of Edgewater Capital Partners and a member of its board of operating advisors since July of 2003. In 1998, he co-founded Sycamore Partners LLC, a Cleveland-based investment and advisory firm focused on investing in businesses in Northeast Ohio. Prior to Sycamore he was Director and President of Laurel Industries, Inc., a privately held chemical manufacturer and a subsidiary of Occidental Petroleum Corporation. Mr. Schwarz is also a director of Associated Estates Realty Corporation.

Management Recommends Shareholders Vote “For”

Each of the Director Nominees Listed Above

PROPOSAL TWO:
AMENDMENT TO 1999 INCENTIVE STOCK OPTION PLAN

General Information

The Enpath Medical, Inc. 1999 Incentive Stock Option Plan was most recently amended and approved by the shareholders on April 28, 2005. The purpose of the Plan is to further the growth and general prosperity of the Company by enabling the employees of the Company to acquire shares of the Company’s common stock and increase their personal involvement in the Company and to enable the Company to obtain and retain the services of those employees.

The Plan currently provides for the granting of options and restricted stock grants to the Company’s key personnel, including officers of the Company and directors who are also employees of the Company, to purchase shares of the common stock. The maximum number of shares currently reserved under the Plan for awards is 900,000 shares. As of March 15, 2006:

•                  113,098 shares have been issued upon exercise of options granted under the Plan,

•                  729,852 shares are subject to options that have been granted under the Plan, but not exercised,

•                  21,080 shares are subject to outstanding grants of restricted stock that have not yet vested, and

•                  35,970 shares are available for future grant under the Plan.

Proposed Amendment to the Plan

Proposed Amendment. On February 16, 2006, the Board of Directors approved an amendment to the Plan that would, if approved by the shareholders, increase the number of shares issuable pursuant to options or restricted stock grants under the Incentive Plan by 200,000 shares from 900,000 to 1,100,000 shares of common stock.

Purpose of the Amendment. The Board of Directors approved the amendment to the Plan because it believes that the ability to grant additional stock options and restricted stock under the Plan will provide the Company with greater flexibility carrying out its policy on employee equity compensation. This policy is designed to provide incentive compensation for employees who are responsible for the success and growth of the Company and further align the interests of employees with the interests of shareholders through increased stock ownership.

Under the Company’s recently modified policy on equity compensation grants to employees:

•                  All new salaried employees (other than officers) will be given a restricted stock grant ninety days after the employee’s initial hire date. The grant value will be based on the grade level of the new employee and can be at one of four levels ($15,000, $12,500, $10,000 or $5,000). The Company will divide the grant value by the closing stock price on the date of grant to arrive at the number of restricted shares to be granted (rounded to the nearest five shares). The restricted stock grant vests 60% after three years, another 20% after four years and another 20% after five years. When the grant vests, the stock becomes the property of the employee and can be sold or held at the sole discretion of the employee.

•                  The Company does not currently intend to issue stock option grants or restricted stock grants to hourly employees.

•                  Officers of the Company will be issued stock option grants with the number of options to be determined by the Board of Directors. These grants will generally vest 20% each year for five years.

•                  The Company grants additional stock options and restricted stock grants to salaried employees and officers on a periodic basis.

Summary of the Plan

Administration. Provisions of the plan require that the Plan be administered by a committee of at least two directors who are non-employee directors within the meaning of Section 16 of the Securities Exchange Act of 1934 and the rules, regulations and interpretations promulgated thereunder, including Rule 16b-3. The Board of Directors has delegated the authority to administer the Plan to the Compensation Committee of the Board of Directors, which is composed of three non-employee directors within the meaning of Section 16 of the Securities Exchange Act of 1934.

The Compensation Committee, subject to the terms of the Plan, has the authority to select employees to whom options or restricted stock will be granted, and to determine the terms of the grants, including the number of shares or dollar value subject to each grant, the option exercise price, the grant duration, the manner in which the option becomes exercisable and whether the grant, if an option, is an incentive or non-statutory option.

Option or Restricted Stock Pricing and Vesting. Neither options or restricted stock grants may be granted at a purchase price less than the fair market value of the shares of common stock on the date of the grant (or, for an option granted to a person holding more than 10% of the Company’s voting stock, at less than 110% of fair market value). Options and restricted stock grants vest in accordance with a schedule fixed by the Compensation Committee. The options and stock grants become immediately exercisable in full if the Company merges or consolidates with another corporation and is not the surviving corporation or if the Company transfers all or substantially all of its business or assets to another person.

Duration of Options and Stock Grants. The term of each option, which is fixed at the date of grant, generally may not exceed six years from the date the option is granted (except that an incentive option granted to a person holding more than 10% of the Company’s voting stock may be exercisable only for five years). Options may be made exercisable in whole or in installments, as determined by the Compensation Committee. Options that have been granted to employees who terminate employment due to death or disability may be exercised for a period of one year after the employee’s termination by the participant or the person(s) to whom the rights under such option shall have passed, as the case may be. A participant who leaves the employment of the Company for reasons other than death, disability or termination for cause has three months after termination in which to exercise his or her options. Restricted stock grants become the employee’s shares upon vesting. Any stock grants that are not vested when the employee terminates employment with the Company are forfeited.

Transfer. Options may not be transferred other than by will, the laws of descent and distribution, or pursuant to a qualified domestic relations order. During the lifetime of a participant, options may be exercised only by the participant.

Amendment. The Board of Directors may amend the Plan as it deems advisable, and may terminate the Plan at any time, if outstanding options are not affected.

Effect of Federal Income Taxation. Under the tax code, the recipient of an incentive option receives a tax benefit of income deferral if the recipient meets the holding period requirements of Section 422 of the tax code. Although neither the grant nor the exercise of an incentive option results in taxable income to the participant or a deduction of the issuer, the amount by which the fair market value of the shares of common stock on the date of exercise exceeds the exercise price is an item of adjustment under the tax code, and may therefore subject the participant to the alternative minimum tax. Assuming the holding period requirements are met, upon the ultimate sale of the shares of common stock acquired upon the exercise of an incentive option, the amount by which the sale price exceeds the exercise price will be treated as a long-term capital gain. Although there is no limitation on the value of shares of common stock subject to the incentive option, the aggregate fair market value of the shares of common stock (determined as of the date of grant) that may become first exercisable with respect to any recipient in any calendar year under the Plan may not exceed $100,000.

Generally, the acquisition of shares of common stock through the exercise of non-incentive options will result in compensation income to the participant, subject to withholding, as of the date of exercise in an amount by which the fair market value of the shares of common stock at such date exceeds the exercise price. Upon exercise, the Company will generally be entitled to a deduction in an identical amount. When a participant disposes of such shares of common stock, any difference between the amount received and the fair market value of the shares of common stock on the date of exercise will be treated as a long- or short-term capital gain, as the case may be, depending on the period of time the participant has held the shares of common stock.

The grant of restricted stock should not result in immediate income for the participant or in a deduction for the Company for federal income tax purposes, assuming the restricted stock is nontransferable and subject to restrictions which would result in a “substantial risk of forfeiture” as defined in applicable Treasury regulations. If the restricted stock is transferable or there are no such restrictions, the participant will realize compensation income upon receipt of the award. Otherwise, a participant generally will realize taxable compensation when any such restrictions lapses. The amount of such income will be the value of the restricted stock on that date less any amount paid for the restricted stock. In any event, the Company will be entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income. A participant may elect, under Section 83(b) of the Code, to be taxed on the value of the restricted stock at the time of award. If the election is made, the fair market value of the restricted stock at the time of the award is taxable to the participant as compensation income and the Company is entitled to a corresponding deduction.

The foregoing summary of the effect of federal income taxation upon participants in the Plan with respect to the receipt of an option or shares of common stock received upon the exercise of any option does not purport to be complete. Reference is made to the applicable provisions of the tax code.

Certain Benefits

The Plan allows for awards to the Company’s key personnel, including officers of the Company and directors who are also employees of the Company. However, the amount of any future award to any eligible participant under the Plan is not determinable at this time and will be made in the discretion of the Compensation Committee or the Board.

Registration with Securities and Exchange Commission

Upon approval of the amendments to the Plan by the Company’s shareholders, the Company intends to file a registration statement covering the 200,000 additional shares issuable under the Plan with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1933, as amended.

Where You Can Obtain More Information

The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan itself. The full text of the Plan will be provided to any shareholder who desires a copy, upon written request to Enpath Medical, Inc., Attention: Secretary, 15301 Highway 55 West, Plymouth, Minnesota 55447.

The Board of Directors of the Company Recommends a Vote “FOR”

the Amendment to the 1999 Incentive Stock Option Plan

PROPOSAL THREE:
AMENDMENTS TO THE 1999 NON-EMPLOYEE DIRECTOR
AND MEDICAL ADVISORY BOARD STOCK OPTION PLAN

General Information

The Enpath Medical, Inc. 1999 Non-Employee Director and Medical Advisory Board Stock Option Plan (the “Director Plan”) was approved by the Company’s shareholders on April 27, 2000. The purpose of the Director Plan is to advance the interests of the Company and its shareholders by allowing the Company to better attract and retain the best available persons for service as members of the Board of Directors and Medical Advisors to the Company and to provide additional incentive to the non-employee directors and advisors to continue to serve by affording them an opportunity to acquire a proprietary interest in the Company.

The Director Plan currently provides for the granting of non-statutory options to purchase shares of the Company’s common stock to non-employee directors and advisors. The maximum number of shares currently reserved under the Director Plan for awards is 400,000 shares. Under the Director Plan and as of March 15, 2006, 148,500 shares of common stock were subject to options that have been granted but not exercised and 205,500 shares were available for future grants.

Proposed Amendments to the Director Plan

Past program. Each member of the Board of Directors and Medical Advisory Board is eligible to participate in the Director Plan if the member is not currently, and during the previous 12-month period has not been an employee of the Company or any of its subsidiaries and the member does not hold any options to purchase common stock, except for stock options previously granted under the Director Plan or predecessor plans.

In the past, each non-employee director received, by virtue of serving as a non-employee director of the Company, an initial grant of a non-statutory stock option to purchase 15,000 shares granted immediately after the non-employee director’s initial election or appointment to the Board.   On the third anniversary after the grant of the initial non-employee director option, each non-employee director was granted a non-statutory stock option to purchase 18,000 shares; and on the sixth anniversary after the initial grant, and each three year anniversary thereafter, each non-employee director was granted a non-statutory stock option to purchase 21,000 shares, if the non-employee director continues as a member of the Board of Directors.

Proposed Program. The Board determined that the granting of options to directors at three-year intervals on the anniversary of each director’s initial election to the Board was resulting in unequal treatment of directors, dependant upon the time the director joined the Board, and decided to move to a system of annual grants. The Board had delayed the granting of the 21,000-share option otherwise due to a director on October 21, 2005 while it studied this issue. The board also considered the grant of restricted stock to directors instead of options, but decided to retain the option program as modified below:  On December 30, 2005 the Board adopted a resolution amending the Director Plan as follows:

•                  Effective at the 2006 Annual Meeting of Shareholders of Enpath Medical, Inc., each non-employee director will be granted an option to purchase 5,000 shares. The option will be issued on the Monday following each annual meeting of the Company’s shareholders and have an exercise price equal to the fair market value of the stock on that date. The options will vest 100% after 330 days from the date of issuance and will expire eight years after the date of issuance, subject to early termination one year after the person ceases to serve as a director.

•                  In order to create an effective transition to the new program, non-employee directors that otherwise would be entitled to a full three-year grant prior to the 2006 Annual Meeting would receive a grant equal to the pro rata portion of the grant that the non-employee director would otherwise have received had the existing program remained in effect. The following transition option grants were made representing a pro rata portion of the grant that the following directors would have received last year:

• Thomas Auth	3,500 share grant on December 30, 2005
• Al Emola	2,000 share grant on January 6, 2006
• Richard Schwarz	1,000 share grant on February 16, 2006

•                  In addition, the Company and Messrs. Dale and Sauter agreed to modify an option held by each to cancel one-third of shares underlying the option and vest the remaining two-thirds of the shares underlying the option in three equal installments on the date of grant and each two anniversaries of the date of grant thereafter. In light of this reduction in the total number of shares underlying the options and change in vesting schedule, the Company will extend the expiration date of these options held by Messrs. Dale and Sauter by one year.

•                  Upon the approval of this Proposal 3, options to purchase 5,000 shares of common stock will be granted to the Company’s non-employee directors on the Monday following the 2006 Annual Meeting of Shareholders and the old program of three-year grants would be discontinued.

These amendments to the Director Plan are being presented for shareholder approval at the 2006 Annual Meeting of Shareholders.

Purpose of the Amendment. The Board of Directors approved these amendments to the Director Plan because it believes that all directors should be compensated as equitably to each other as possible.

Summary of the Director Plan

Administration. The Company’s Board of Directors administers the Director Plan. The Board may authorize the Compensation Committee or other Board committee, appointed by the Board of Directors, consisting of at least two directors, to exercise the powers conferred under the Director Plan, other than the powers to amend or terminate the Director Plan.

Eligibility and Grants. Each member of the Board of Directors and Medical Advisors is eligible to participate in the Director Plan if the member is not currently, and during the previous 12-month period has not been an employee of the Company or any of its subsidiaries and the member does not hold any options to purchase common stock, except for stock options previously granted under the Director Plan or predecessor plans.

A Medical Advisor may be granted, from time to time, one or more options to purchase shares of common stock under the Director Plan, as determined by the Compensation Committee in its sole discretion.

Option Price. The exercise price of all director options is 100% of the fair market value of the common stock on the date of grant. The exercise price of all advisor options is determined by the Compensation Committee on the date of grant, but the exercise price cannot be less than 100% of the fair market value of the common stock on the date of grant. Fair market value of a share of common stock is the last sale price of the common stock on that date as reported on Nasdaq.

Duration of Options. Each director option expires on the earlier of (i) the eight-year anniversary of the date of the grant of the option or (ii) one year after the date the director ceases to be a director of the Company, to the extent that such option was exercisable on the date of termination. Each advisor option expires on the date fixed by the Committee in its sole discretion on the date of grant. The director options and advisor options terminate and may no longer be exercised if the Board of Directors determines that the director or advisor, as the case may be, holding the options has committed an act of dishonesty or breach of fiduciary duty to the detriment of the Company.

Transfer. Options may not be transferred other than by will, the laws of descent and distribution, or, if applicable, pursuant to a qualified domestic relations order. During the lifetime of a participant, options may be exercised only by the participant.

Amendment. The Board of Directors may amend or discontinue the Director Plan at any time, but such action may not impair any options previously granted and, if necessary to comply with Rule 16b-3 under the Exchange Act, the Director Plan may not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder. In addition, if necessary to comply with Rule 16b-3 under the Exchange Act, the Board may not take any action without shareholder approval if such action would (i) increase by more than 10% the number of shares of common stock issuable under the Director Plan (not including increases to reflect stock splits and stock dividends), (ii) change the eligibility requirements, or (iii) decrease the minimum option price, extend the maximum option term or materially increase the benefits which may accrue to participants under the plan.

Effect of Federal Income Taxation. Options granted to non-employee directors and advisors do not qualify as incentive stock options under the Code. Generally, with respect to options that do not qualify as incentive options under the Code, the acquisition of common stock through the exercise of the option will result in ordinary income to the participant as of the date of exercise in an amount by which the fair market value of the common stock at such date exceeds the exercise price. Upon exercise, the Company will generally be entitled to a deduction in an identical amount. When a participant disposes of such common stock, the difference between the amount received and the fair market value of the common stock on the date of exercise will be treated as a long or short-term capital gain, as the case may be, depending on the period of time the participant has held the common stock.

Certain Benefits

The Director Plan allows for awards to the Company’s non-employee directors. If this Proposal 3 is approved, the following persons will receive options to purchase the following number of shares of common stock under the Director Plan, assuming each person has been re-elected as a director at this 2006 Annual Meeting of Shareholders:

Name of Director	Number of Shares Underlying Stock Option

Richard F. Sauter	5,000

Thomas L. Auth	5,000

Michael D. Dale	5,000

Albert Emola	5,000

Richard T. Schwarz	5,000

Total	25,000

As described above, these option will be issued to the non-employee directors on the Monday following this 2006 Annual Meeting of Shareholders, with an exercise price equal to the fair market value on that date. These options will vest 100% after 330 days from the date of issuance and will expire nine years after the date of issuance, subject to early termination one year after the person ceases to serve as a director.

Where You Can Obtain More Information

The foregoing summary of the Director Plan does not purport to be complete and is qualified in its entirety by reference to the Director Plan itself. The full text of the Director Plan will be provided to any shareholder who desires a copy, upon written request to Enpath Medical, Inc., Attention: Secretary, 15301 Highway 55 West, Plymouth, Minnesota 55447.

The Board of Directors of the Company Recommends a Vote “FOR”

the Amendments to the 1999 Non-Employee Director and Medical Advisory Board Stock Option Plan

PROPOSAL FOUR:
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Information Regarding the Independent Registered Public Accountants

At the Annual Meeting, a resolution will be presented to ratify the appointment by the Company’s Board of Directors of McGladrey & Pullen, LLP, as the Company’s independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2006 and to perform other accounting services as determined by the Company’s Audit Committee. McGladrey & Pullen, LLP has audited the financial statements of the Company as of and for the years ended December 31, 1995 through 2005.

McGladrey & Pullen, LLP has advised the Company that it has no direct financial interest or material indirect financial interest in the Company. Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions of the shareholders.

Principal Accountant Fees and Services

In connection with the fiscal years ended December 31, 2005 and 2004, McGladrey & Pullen, LLP and its related entity RSM McGladrey, Inc., provided various audit and non-audit services to the Company and billed the Company for these services as follows:

Audit Fees. Fees for audit services totaled $137,100 and $132,800 in 2005 and 2004, respectively, including fees for the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, services relating to regulatory filings, and meetings with the Audit Committee.

Audit Related Fees. Fees for audit-related services totaled $23,600 and $86,000 in 2005 and 2004, respectively. The professional services rendered in 2004 included fees of $60,300 related to the acquisition of BIOMEC Cardiovascular, opening balance sheet and in-process research and development. The fees for 2005 and the remaining fees for 2004 include the audit of the Company’s employee benefit plan, Sarbanes-Oxley 404 considerations and responding to technical and accounting questions and the related research.

Tax Fees. Fees for tax services totaled $72,400 and $82,500 in 2005 and 2004, respectively. These fees included preparation of the corporate income tax returns and related filings and other tax compliance assistance. These fees also included assistance with an IRS tax audit, research and development credit study, carryback claims, amended returns and assistance with stock option matters.

All Other Fees. There were no other services provided by McGladrey & Pullen, LLP, not included above, in either 2005 or 2004.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors on a case-by-case basis. In connection with the approval of the annual Audit Services and related fees, the Audit Committee also pre-approves certain Audit-Related fees relating to the independent auditor responding to and researching technical accounting questions and other matters related to the financial statements under audit. All of the services provided by the independent auditor during 2005 and 2004, including services related to the Audit-Related fees and Tax Fees, have been approved by the Audit Committee under its pre-approval process.

The Board of Directors of the Company Recommends a Vote “FOR”

the Appointment of McGladrey & Pullen, LLP

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers of the Company

The Company has eight executive officers, John C. Hertig, James D. Hartman, Mark C. Kraus, James L. Mellor, Michael D. Erdmann, James M. Reed, David A. Grenz and Steven D. Mogensen. Information about John C. Hertig, the Company’s Chief Executive Officer and James D. Hartman, the Company’s Chairman and Chief Financial Officer, may be found under the heading “Nominees For Election to the Board of Directors.”  Mr. Grenz and Mr. Mogensen were appointed as executive officers in February 2006.

Mark C. Kraus, age 42, was appointed Vice President and General Manager of the Introducer Business Unit in February 2006. Mr. Kraus has been with the Company since February 1992. He was elected Vice President of Operations in January 1998, was named Vice President and General Manager of the Percutaneous Delivery Solutions Division in January 1999, was named Executive Vice President and Chief Operating Officer in February 2002, was named President of the Delivery Systems Division in October 2003 and was named Executive Vice President and Chief Technology Officer in February 2005. Prior to that, he served as Director of Manufacturing from July 1996; Manufacturing Manager of the Gynecology Division from January 1995; Manufacturing Manager of the Percutaneous Delivery Solutions Division from November 1992; and Sales Engineer from February 1992. Mr. Kraus also held manufacturing engineering positions with GV Medical, Inc. and Honeywell, Inc. from 1987 to 1992.

James L. Mellor, age 52, was appointed as the Company’s Senior Vice President of Sales and Marketing in March 2004. Following his appointment, he was asked to serve as acting President of the Company’s Lead Technologies Division from July 2004 through December 2004, after which time he resumed his position of Vice President of Sales and Marketing for the Company. Mr. Mellor joined the Company in October 2003 after the Company’s acquisition of BCI, serving as the Vice President of Sales and Marketing of the Company’s Lead Technologies Division. Prior to joining the Company, he was Vice President of Sales and Marketing and directed Research and Development at BCI. Before joining BCI, Mr. Mellor worked in marketing at Synovis for two years, prior to which he held a variety of marketing and product development positions in Medtronic’s Cardiac Rhythm Management business over a 15-year period. His responsibilities included the development of the first left ventricular leads for cardiac resynchronization therapy (CRT), as well as growing the pacing lead and EP ablation markets for Medtronic Europe during a 3-year assignment in Brussels. Before joining Medtronic, Mr. Mellor worked in marketing and strategic planning roles for Astra Pharmaceutical and Ohmeda.

Michael D. Erdmann, age 45, was appointed as the Company’s Secretary in October 2003. He has served as the Company’s Controller since January 1996. Prior to joining the Company, Mr. Erdmann served in a variety of roles from 1985 to 1996 including Vice President of Operations for IPC Corporation for one year, as Controller for AudioScience, Inc. for five years, as Vice President of Operations for HiTech Companies for three years and as Cost Accountant for Empi, Inc. for two years.

James M. Reed, age 37, was appointed Vice President and General Manager of the Advanced Delivery Catheter Business Unit in February 2006. Mr. Reed has been with the Company since January 2002 when he became Director of Sales and Marketing. After the acquisition of BCI, he became Director of Sales for the combined organization and in February 2005 was appointed Vice President of Sales. In the ten years prior to joining the Company he held sales and marketing positions with several medical device companies including Flexmedics, Microvena and American Medical Systems.

David A. Grenz, age 57, was appointed Vice President and General Manager of the Stimulation Leads Business Unit in February 2006. David Grenz joined Enpath in January, 2006. Prior to Enpath, he spent 15 years in a variety of management positions in Medtronic’s Cardiac Rhythm Management business, where he was Director of Operations from 1990 to 1996, Director of Product Development from 1996 to 2003, and Brady Business Director from 2003 to 2004. Prior to that he held a number of management positions with Seagate Technology.

Steven D. Mogensen, age 44, was appointed Vice President of Sales and Programs in February 2006. Steve Mogensen joined the company in February, 2006. Mr. Mogensen has over 20 years of experience in the medical device industry. Previously Mr. Mogensen was President and Co-founder of a privately held diagnostic imaging company. Mr. Mogensen also served as Vice President of Marketing and Sales, New Product Introductions for all MedSource Technologies divisions. Mr. Mogensen also held a variety of sales and marketing positions in his 12 year tenure with Smiths Medical.

Executive Compensation

The following table shows, for the fiscal years ending December 31, 2005, 2004 and 2003, the cash and other compensation paid by the Company to each of its executive officers.

Summary Compensation Table

					Long-Term
					Compensation
		Annual Compensation			Awards
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(1)	Securities Underlying Options(#)
James D. Hartman	2005	$215,000	$3,895	$6,380	10,000
Chairman and Chief Executive Officer(2)	2004	215,000	9,176	7,816	20,000
	2003	198,846	4,971	3,653	15,000

Mark C. Kraus	2005	$172,519	$4,479	$4,693	15,000
Vice President and General Manager of	2004	166,442	16,820	3,342	10,000
Introducer Business Unit	2003	148,846	3,721	2,722	15,000

James L. Mellor(3)	2005	$167,077	$2,261	$5,064	15,000
Senior Vice President of Sales & Marketing	2004	165,769	4,144	4,317	0
	2003	23,077	0	216	30,000

James M. Reed	2005	$118,558	$4,863	$1,909	3,000
Vice President and General Manager of	2004	108,539	14,000	1,012	3,000
Advanced Delivery Catheter Business Unit	2003	93,942	2,338	1,246	4,000

Michael D. Erdmann	2005	$114,769	$3,188	$2,272	4,000
Controller and Corporate Secretary	2004	104,758	8,053	1,346	5,000
	2003	97,071	2,912	1,776	4,000

(1)          Consists of a matching contribution made by the Company to its 401(k) plan, payments to cover long-term disability insurance premium charges and automobile reimbursements.

(2)          Mr. Hartmann retired as the Company’s Chief Executive Officer on January 16, 2006.

(3)          Mr. Mellor became an employee of the Company in October 2003.

Option/SAR Grants During Fiscal Year

The following table contains information concerning grants of stock options to the Company’s executive officers during fiscal year ending December 31, 2005:

	Options	% of Total Options Granted to Employees	Exercise Price Per Share	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Granted(2)	in 2005	($ /Share)	Date	5%	10%
James D. Hartman	10,000	5.3%	$8.52	02/16/11	$28,976	$65,737
Mark C. Kraus	15,000	8.0%	8.52	02/16/11	43,464	98,606
James L. Mellor	15,000	8.0%	8.52	02/16/11	43,464	98,606
James M. Reed	3,000	1.6%	8.52	02/16/11	8,693	19,721
Michael D. Erdmann	4,000	2.1%	8.52	02/16/11	11,590	26,295

(1)          These amounts represent the realizable value of the subject options six years from the date of grant (the term of each option), without discounting to present value, assuming appreciation in the market value of the Company’s common stock from the market price on the date of grant at the rates indicated. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

(2)          The options vest with respect to 20% of the shares underlying the option, beginning on the first anniversary of the date of grant and on each anniversary of the date of grant thereafter for a total of five years.

Aggregated Option/SAR Exercises in 2005 and Option Values as of December 31, 2005

The following table indicates the exercise of stock options during the fiscal year ending December 31, 2005 by the Company’s executive officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Underlying Unexercised Options at Fiscal Year-End Exercisable/Unexercisable (#)	In-The-Money Option at Fiscal Year-End ($) Exercisable/Unexercisable
James D. Hartman	69,470	$434,854	103,030 / 0	$260,567 / $0
Mark C. Kraus	5,000	$35,300	85,000 / 0	$173,800 / $0
James L. Mellor	0	0	45,000 / 0	$0 / $0
James M. Reed	0	0	18,000 / 0	$4,680 / $0
Michael D. Erdmann	10,000	$79,050	23,000 / 0	$24,055 / $0

Other Information Regarding Equity Compensation Plans

The following table sets forth information regarding our equity compensation plans in effect as of December 31, 2005. Each of our equity compensation plans is an “employee benefit plan” as defined by Rule 405 of Regulation C of the Securities Act of 1933.

Securities Authorized for Issuance Under Equity Compensation Plans

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of common stock remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders:
1989 Stock Option Incentive Plan	34,475	$1.50	0
1999 Stock Option Incentive Plan	624,617	$9.44	198,085
1999 Non-Employee Director and Medical Advisory Board Stock Option Plan	145,500	$7.67	208,500

Equity compensation plans not approved by shareholders:
1991 Non-statutory Plan	28,030	$1.90	0

Totals	832,622	$8.55	406,585

The 1999 Stock Option Incentive Plan is the subject of Proposal 2. As of March 15, 2006, there were 729,852 shares of common stock to be issued upon exercise of outstanding options, 21,080 shares of common stock to be issued upon vesting of outstanding restricted stock grants and 35,970 shares are available for future grant under the 1999 Stock Option Incentive Plan.

Comparative Stock Performance

The SEC requires that the Company include in this Proxy Statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by the Company. The Company has chosen to use the Nasdaq Stock Market (U.S. Companies) Index as its broad market index and the Nasdaq Non-Financial Stock Index as its peer group index. The table below compares the cumulative total return as of the end of each of the Company’s last five fiscal years on $100 invested as of December 31, 2000 in the common stock of the Company, the Nasdaq Stock Market Index and the Nasdaq Non-Financial Stock Index, assuming the reinvestment of all dividends:

Comparison of Five-Year Cumulative Total Return

	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04	12/30/05
Enpath Medical, Inc.	$100.00	$362.11	$196.65	$306.03	$251.34	$197.81
Nasdaq Stock Market (U.S.)	$100.00	$78.95	$54.06	$81.09	$88.06	$89.27
Nasdaq Non-Financial Stocks	$100.00	$76.47	$49.96	$76.48	$82.47	$84.35

Since the Company’s fiscal year ends on the last calendar day of December each year, data in the above table reflects market values for the Company’s stock and Nasdaq indices as of the close of trading on the last trading day of each year presented.

Employment Agreements

James D. Hartman. The Company and James D. Hartman entered into an employment agreement dated February 19, 1996 that had an initial term through December 31, 1996. Since December 31, 1996, the agreement has continued on a month-to-month basis and may be terminated by either the Company or the employee upon thirty days written notice. In addition, the Company may terminate Mr. Hartman’s employment for cause and upon his death or incapacity. The annual base salary of Mr. Hartman as set by the Board of Directors for 2005 was $215,000. The agreement contains non-competition, confidentiality and assignment of invention provisions benefiting the Company. Effective January 16, 2006, Mr. Hartman retired from his position as Chief Executive Officer and will retire from full-time employment effective April 28, 2006.

James L. Mellor. The Company and James L. Mellor entered into an employment agreement effective as of October 24, 2003. The agreement had an initial term through December 31, 2004, and continues thereafter on an at-will basis, with either party having the right to terminate the agreement on thirty days written notice. In addition, the Company may terminate Mr. Mellor’s employment for cause and upon his death or incapacity. The annual base salary of Mr. Mellor as set by the Board of Directors for 2006 is $175,000. The agreement contains non-competition, confidentiality and assignment of invention provisions benefiting the Company.

John C. Hertig. By a letter dated November 21, 2005, the Company made an offer to John C. Hertig pursuant to which Mr. Hertig will serve as the Company’s President and Chief Executive Officer. Under the letter, Mr. Hertig will receive a base salary of $250,000 per year and was granted stock options to purchase an aggregate of 100,000 shares of the Company’s common stock on January 16, 2006. This aggregate stock option grant was divided into four separate 25,000 share option grants. The exercise prices of these four options are $7.70 per share, $9.00 per share, $11.00 per share and $13.00 per share, respectively. Each option vests over five years and expires at the end of six years. Mr. Hertig also received a $25,000 signing bonus upon joining the Company on January 20, 2006, which bonus must be repaid to the Company if he voluntarily leaves the Company within six months of employment. Mr. Hertig is also eligible for an incentive bonus that will provide a bonus of 31% based upon the achievement of goals and objectives set by the Board of Directors, three weeks of vacation and inclusion in the Company’s benefits package, subject to eligibility.

Report of the Compensation Committee

This is a report of the Compensation Committee of the Board of Directors of the Company, which is comprised of Messrs. Auth (Chair), Dale and Jones, each of whom are non-employee directors. Mr. Jones resigned from the Board of Directors on February 16, 2006 and did not participate in the Compensation Committee meeting held prior to the February 16 meeting. This report is not being incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and may not otherwise be deemed to be filed under either Act.

The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the salaries, compensation and benefits of executive officers and senior management of the Company.

The Company’s policy with respect to the compensation of executive officers, including the Chief Executive Officer, is based upon the following principles: (1) executive base compensation levels should be established by comparison of job responsibility to similar positions in comparable companies and be adequate to retain highly-qualified personnel and (2) variable compensation should be established to provide incentive to improve performance and shareholder value. In determining executive officers’ annual compensation, the Compensation Committee considers the overall performance of the Company, as well as the particular executive officer’s position at the Company and the executive officer’s performance on behalf of the Company. Rather than applying a formulaic approach to determining annual compensation, the Compensation Committee uses various surveys of executive compensation for companies of a similar size in comparable industries as a basis for determining competitive levels of cash compensation.

During 2005, salaries of executive officers, including the Company’s Chief Executive Officer, were set at levels that recognized salary rates in the industry. The Company believes that such salaries approximate the salaries of similarly situated individuals at comparable companies. Mr. Hartman’s base salary was set at $215,000 in 2005, the same base salary he received in 2004. The Committee has set Mr. Hartman’s salary for 2006 at $215,000 until his retirement on April 28, 2006.

Executive officers are all eligible for bonuses under the Company’s salaried bonus plan, which the Board of Directors approves. The plan is based upon the Company’s overall performance plus the completion of certain agreed upon goals. For 2005, the Compensation Committee established performance goals upon which cash bonuses would be established. Under the 2005 Bonus Plan, Mr. Hartman was eligible to receive a bonus of up to 31% of his salary. Payments under the bonus plan are based upon a variety of factors, including the profitability of the Company and advancement of long-term corporate objectives, including product development, customer satisfaction and financial goals. Mr. Hartman’s bonus opportunity for 2005 was approximately $66,600, of which he received an actual bonus of $3,895 related to the financial performance of the Company and the achievement of approximately sixty percent of certain corporate objectives.

The Compensation Committee is establishing specific performance goals as well as an overall plan for 2006 upon which cash bonuses will be established.

The Company provides long-term incentives to its executives, and ties a portion of executive compensation to Company performance, through grants of stock options under the Company’s 1999 Incentive Stock Option Plan. In February 2005, the Company granted Mr. Hartman an option to purchase 10,000 shares for his services as Chief Executive Officer. The Committee believes this grant was appropriate compensation for Mr. Hartman’s performance during 2005 and believes that the grant provided Mr. Hartman an additional incentive to improve the performance of the Company and the performance of its common stock in the market.

In January 2006, the Company hired John C. Hertig as the Company’s Chief Executive Officer. A discussion of the compensation arrangement with Mr. Hertig may be found under “Employment Agreements — John C. Hertig.”

Submitted by the Compensation Committee of the Company’s Board of Directors:

Thomas L. Auth, Chairman
Michael D. Dale
Trevor O. Jones

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all required Section 16(a) filings applicable to officers, directors and greater than ten percent shareholders in 2005 were timely filed, except for a late Form 4 from Mr. Dale related to his automatic grant of 18,000 shares as a director in January 2005 and from Mr. Hartman related to a gift of 200 shares made in June 2005.

OTHER INFORMATION

Annual Report

The Company’s Annual Report for the fiscal year ended December 31, 2005, which includes the Annual Report on Form 10-K, as filed with the SEC, accompanies this Notice of Annual Meeting and proxy solicitation material. Shareholders may obtain a copy of the Company’s Annual Report on Form 10-K, as filed with the SEC but excluding exhibits, without charge upon written request to the Company’s Secretary at the Company’s address listed on page 1 of this Proxy Statement.

Proposals of Shareholders

Any shareholder proposal intended for inclusion in the Company’s proxy materials for the 2007 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than the close of business on November 20, 2006.

A shareholder who wishes to make a proposal for consideration at the 2007 Annual Meeting, but does not seek to include the proposal in our proxy materials, must notify our Secretary. The notice must be received no later than February 4, 2007. If the notice is not timely, then the persons named on our proxy card for the 2007 Annual Meeting may use their discretionary voting authority when the proposal is raised at the meeting.

Contacting the Board of Directors

Any shareholder who desires to contact our Board of Directors may do so by writing to the Board of Directors, generally, or to an individual director at:

Enpath Medical, Inc.

15301 Highway 55 West

Plymouth, Minnesota 55447

All communications will be forwarded unaltered to the addressee. Communications not addressed to a particular director, will be distributed to the full Board of Directors, a committee or an individual Director, as appropriate, depending on the facts and circumstances outlined in the communication received.   For example, a communication regarding accounting, internal accounting controls or auditing matters will be forwarded to the Chair of the Audit Committee for review.

Other Matters

The Board of Directors is not aware that any matter other than those described in the Notice of Annual Meeting of Shareholders to which this Proxy Statement is appended will be presented for action at the meeting. If, however, other matters do properly come before the meeting, it is the intention of the persons named in the proxy to vote the proxied shares in accordance with their best judgment on said matters.

It is important that proxies be returned promptly with instructions as to voting. Shareholders who do not expect to attend the meeting in person are urged to mark, sign, date and send in the proxies by return mail.

By Order of the Board of Directors

Michael D. Erdmann,
Secretary

ENPATH MEDICAL, INC.

Radisson Hotel & Conference Center

3131 Campus Drive

Plymouth, Minnesota 55441

Annual Meeting of Shareholders

April 27, 2006

3:45 p.m., Minneapolis Time

ENPATH MEDICAL, INC.
15301 Highway 55 West
Plymouth, Minnesota 55447	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON APRIL 27, 2006.

The undersigned hereby appoints Richard F. Sauter and James D. Hartman, or either of them, as the Named Proxies with full power of substition to vote all shares of common stock of Enpath Medical, Inc. held of record in the name of the undersigned at the close of business on March 15, 2006 at the Annual Meeting of Shareholders of Enpath Medical, Inc. to be held on Thursday, April 27, 2006 at 3:45 p.m., Minneapolis time, at the Radisson Hotel & Conference Center, 3131 Campus Drive, Plymouth, Minnesota 55441, or at any adjournment or adjournments, hereby revoking all former proxies.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

See reverse for voting instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Enpath Medical, Inc., c/o Shareowner Services,SM P.O. Box 64873, St. Paul, MN 55164-0873.

1.	To elect seven (7) directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected.	01 Thomas L. Auth 02 Michael D. Dale 03 Albert Emola 04 James D. Hartman	05 Richard F. Sauter 06 Richard T. Schwarz 07 John C. Hertig	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.

To amend the Enpath Medical, Inc. 1999 Incentive Stock Option Plan to increase the number of shares of common stock authorized for issuance thereunder by 200,000, from 900,000 shares to 1,100,000 shares.

		☐	For	☐	Against	☐	Abstain
3.	To amend the Enpath Medical, Inc. 1999 Non-Employee Director and Medical Advisory Board Stock Option Plan to change the automatic grant provisions for non-employee directors.	☐	For	☐	Against	☐	Abstain
4.	To ratify the appointment of McGladrey & Pullen, LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006.	☐	For	☐	Against	☐	Abstain
5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH NOMINEE AND EACH PROPOSAL.

Address Change? Mark Box    ☐

Indicate changes below:

Dated:

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.